Exhibit 99.1
Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com

First BanCorp Completes Restatement for 2000-2004 Periods
➢	First BanCorp Files its Amended Annual Report for the Year Ended December 31, 2004, Restating Years 2000-2004

➢	For Fiscal Year 2004, Net Adjustments Decreased Net Income by Approximately $1.55 Million, or 0.87% from Previously Reported Amounts

➢	Cumulative Adjustments for 2000-2004 Periods Decreased Retained Earnings and Legal Surplus By Approximately $17.1 Million, or 3.4% from Previously Reported Amounts; Approximately $15.1 Million Represents Non-Cash Adjustments Related to Derivatives and Broker Placement Fees

➢	Restatement Reflects Changes in Treatment of Mortgage-Related Transactions and Misapplication of the Short-Cut Method for Interest Rate Swaps; No Other Significant Changes

➢	Audit Committee Concludes Audit Review and Corporation Implements Enhancements to Governance And Controls and Other Matters
San Juan, Puerto Rico, September 26, 2006 — First BanCorp (NYSE: FBP) (the “Corporation”) today announced that it has filed its amended annual report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission (“SEC”). In addition to the Corporation’s consolidated financial statements for 2004, the amended report also includes financial statements that restate previously-reported financial results for 2000, 2001, 2002 and 2003.

For fiscal year 2004, net income decreased by approximately $1.55 million or 0.87% of previously reported amounts.
The net cumulative effect of the restatement through December 31, 2004 was a decrease in First BanCorp’s retained earnings and legal surplus of approximately $17.1 million, which includes a cumulative decrease of approximately $9.1 million for the 2004, 2003 and 2002 periods and approximately $8.0 million related to periods prior to 2002. Of the $17.1 million approximately $15.1 million represent non-cash adjustment related to derivatives and broker placement fees.
Refer to enclosed Exhibits of Restated Results For The Years Ended December 31, 2004, 2003 and 2002 for relevant financial information.
“This filing culminates a painstakingly diligent accounting review and significant milestone on First BanCorp’s path back to normal course financial reporting,” said Luis Beauchamp, President and Chief Executive Officer of First BanCorp. “We deeply appreciate the dedication, professionalism and support of our employees, shareholders, directors, customers and outside advisors who have participated and contributed to this exhaustive process.”
Restatement of Financial Statements
The financial statements for the years ended 2000-2004 have been restated primarily as a result of First BanCorp’s previously-reported Audit Committee review of the accounting treatment of certain mortgage-related transactions and pass-through trust certificates that First BanCorp entered into with Doral Financial Corporation (“Doral”) and R&G Financial Corporation (“R&G”) between 1999 and 2005 and of interest rate swaps that hedge the interest rate risk related to the fixed interest rate mainly on the Corporation’s outstanding brokered certificates of deposit (“brokered CDs”) and certain medium-term notes.
Recharacterization of Mortgage Loans and Pass-Through Trust Certificates
As previously announced on December 13, 2005, First BanCorp concluded that a substantial portion of mortgage-related transactions that First BanCorp entered into with Doral and R&G since

1999 did not qualify as true sales for accounting purposes mainly because these transactions included unlimited recourse provisions.
The mortgage-related transactions with Doral and R&G were reflected in First BanCorp’s previously issued financial statements as purchases of residential mortgages, commercial mortgage loans and pass-through trust certificates. This restatement reflects the recharacterization of approximately $3.8 billion in mortgage-related transactions as of December 31, 2004 as commercial loans secured by mortgage loans and pass-through trust certificates. This recharacterization of the mortgage-related transactions with Doral and R&G did not impact the Corporation’s retained earnings as of December 31, 2004.
Interest Rate Swaps
As previously announced, First BanCorp uses derivative instruments in the normal course of business, primarily to reduce its exposure to market risk (principally interest rate risk) stemming from various assets and liabilities. As part of the restatement process, the Corporation reviewed its accounting for derivative instruments and concluded that it had incorrectly accounted for interest rate swaps that mainly hedge brokered certificates of deposit, and certain medium-term notes, using the short-cut method under SFAS 133. As a result, First BanCorp corrected its previous accounting for these transactions.
The net cumulative non-cash pre-tax effect of eliminating the fair value adjustment to brokered CDs and medium-term notes, of recognizing changes in the fair value of the interest rate swaps, and of amortizing of broker placement fees as a result of the misapplication of the short-cut method of accounting under SFAS 133 at December 31, 2004, is a decrease in retained earnings of approximately $26.3 million ($15.1 million after deferred tax effects).
Other Accounting Adjustments and Reclassifications
First BanCorp also identified other accounting errors that require additional adjustments and reclassifications. The cumulative effect of all these other adjustments was an increase in pre-tax income of approximately $862,000 through December 31, 2004.

“In the aggregate, these adjustments have a minimal effect on our stockholder’s equity, and result in a decrease in 2004 net income of less than one percent,” said Fernando Scherrer, Executive Vice President and Chief Financial Officer of First BanCorp. “Moving forward, we expect to file the quarterly reports for the interim periods on Form 10-Q and the annual report on Form 10-K for the year ended December 31, 2005 in the first quarter of 2007. Thereafter, First BanCorp expects to file its quarterly reports for the corresponding quarters of 2006.”
Implementation of Long-Haul Method of Accounting for Interest Rate Swaps
First BanCorp previously announced that, on April 3, 2006, it adopted the long- haul method of effectiveness testing under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), for substantially all of the interest rate swaps that hedge the brokered CDs and medium-term notes issued by its subsidiary, FirstBank. Prospectively, changes in the value of FirstBank’s brokered CDs and medium-term notes should substantially offset the changes in the value of the interest rate swaps. Management does not expect additional significant non-cash losses other than those previously reported as having been recognized through March 31, 2006, as a result of the misapplication of the short-cut method.
With the implementation of the long-haul method with respect to the brokered CDs and medium-term notes on April 3, 2006, First BanCorp expects that the unrealized cumulative loss that it has recognized will reverse over the remaining lives of the swaps. FirstBank intends to hold the swaps until they mature because, economically, these transactions have satisfied and continue to satisfy their intended results.
Audit Committee Investigation and Management Reassessment
Counsel to the Audit Committee recently informed the Board of Directors that the Committee’s investigation has been completed. The investigation did not find any additional significant accounting issues other than those previously disclosed by management. However, the Audit Committee’s investigation found evidence of misconduct and false representations by certain former members of senior management as discussed in the 10-K.

Management has concluded its review and reassessment of additional accounting matters. Adjustments as a result of this management’s review and reassessment will have no significant financial impact on the operations and stockholder’s equity of the Corporation.
In connection with the preparation of the restated financial statements included in this Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, the Corporation re-evaluated its internal control over financial reporting as of December 31, 2004. As a result of its re-evaluation, management has concluded that, as of December 31, 2004, the Corporation did not maintain effective internal control over financial reporting because of the material weaknesses in the Corporation’s internal control over financial reporting. The Corporation’s independent registered public accounting firm has issued an adverse opinion on management’s assessment of internal control over financial reporting. The report issued by the Corporation’s independent registered public accounting firm, which is included in the Corporation’s Amended Annual Report on Form 10-K, describes an additional material weakness that is not identified as a material weakness in management’s report on internal control over financial reporting. Management fully considered the view of the Corporation’s independent registered public accounting firm in completing its assessment of internal control over financial reporting.
The disclosures included in Item 9A “Controls and Procedures”, management’s report on internal control over financial reporting and the opinion of the Corporation’s independent registered public accounting firm set forth in the Amended Annual Report on Form 10-K are incorporated by reference into the press release.
Enhanced Governance and Controls
Based on the findings of the Audit Committee’s review, First BanCorp has undertaken a number of procedures and instituted a number of controls to help ensure the proper collection, evaluation and disclosure of the information to be included in the Corporation’s SEC reports and has implemented additional tools and procedures to address any material weaknesses.

“A significant aspect of our restatement process has been the strong actions taken by management and the Board together to strengthen our governance and day-to-day policies and procedures to further create a culture of accountability,” said Fernando Rodriguez Amaro, Chair of the Audit Committee of First BanCorp’s Board of Directors. “First BanCorp comes out of this review a stronger company with an even sharper focus on transparency, disclosure and controls as we deliver excellent commercial banking services” said Luis Beauchamp.
Key initiatives instituted by management and the Board of Directors include, among others:
➢	Board Membership Changes: In September 2005, Luis M. Beauchamp and Aurelio Alemán were elected to the Board of Directors. In November 2005, the Board of Directors elected Fernando Rodriguez Amaro as a new independent director to serve as an additional financial expert on the Audit Committee, and thereafter appointed him Chairman of that Committee as of January 1, 2006. Also, in the first quarter of 2006, the Board appointed Jose Menéndez Cortada as the Lead Independent Director of the Board.

➢	Corporate Governance Review: With the assistance of outside consultants and outside counsel, the Corporate Governance Committee of the Board re-evaluated the Corporation’s corporate governance and made recommendations to the full Board for changes. This effort is expected to result in improved Board Committee oversight and in an alignment of their responsibilities with the industry’s best governance practices.

➢	Risk Management Program, Restructured Compliance Program and Enhancement of the Communication of Information to the Audit Committee: Management and the Board reviewed First BanCorp’s risk management program, with the assistance of outside consultants and counsel, resulting in a realignment of risk management functions and the adoption of an enterprise-wide risk management process. The appointment of a senior manager officer as Chief Risk Officer, the appointment of this officer to the Risk Management Council with reporting responsibilities to the CEO and the Audit Committee, and the establishment of an Asset/Liability Risk Committee of the Board are important elements of the enhanced risk management program.

➢	Ethical Training of Employees and Directors: The Corporation has designed and begun to offer enhanced corporate compliance seminars to every employee and director. Through the corporate compliance training program, First BanCorp is emphasizing the importance of compliance with the Corporation’s policies and procedures and control systems, including the new policy regarding full and complete documentation of agreements and prohibiting oral and side agreements, the Corporation’s Code of Ethics and Code of Conduct, the Corporation’s various legal compliance programs, and the availability of mechanisms to report possible unethical behavior, such as the Audit Committee’s whistleblower hotline.
Other Matters
The Corporation is currently in discussions with the Staff of the Enforcement Division of the Securities and Exchange Commission to resolve the formal investigation commenced by the SEC on October 21, 2005. The Corporation expects that any settlement with the SEC will include a monetary penalty to be paid by the Corporation. Any agreements with the SEC staff will be subject to the final approval of the Commissioners of the SEC. No assurances can be given that the Corporation will reach an agreement with the SEC on the resolution of the investigation. The investigation may have a material adverse effect on the Corporation’s business, results of operations, financial condition and liquidity. In addition, the findings of the investigation may affect the course of the civil litigation pending against the Corporation.

About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly UniBank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 139 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency; First Trade, Inc., a foreign corporation management company; and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
This press release may contain certain “forward-looking statements” concerning the Corporation’s economic future performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made and to advise readers that various factors, including its ability to return to normal financial reporting by the summer of 2007, the impact of the consent Orders on the Corporation’s future operations and results, its ability to issue brokered certificates of deposit, its liquidity, its ability to fund operations, changes in the interest rate environment, including its impact of not having hedge accounting up to March 2006 and on the effectiveness of the long-haul method of accounting since April 2006 to avoid any adverse consequences relating to the accounting for the interest rate swaps, the ability to reduce significantly the outstanding loans to Doral and R&G Financial, the impact of the current consideration by the Puerto Rico Commonwealth of possible special taxes to be paid by financial institutions, regional and national economic conditions, the impact of any adverse result of litigation and government proceedings, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected.
The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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Exhibits of Restated Results For The Year Ended December 31, 2004
Summary of Key Results of the Restatement Ended December 31, 2004:

(In thousands)
2000-2004 Cumulative Decrease of Retained Earnings and Legal Surplus
Pre-tax restatement adjustments:
Accounting for derivative instruments and broker placement fees	$(26,333)
Accounting for investment securities	3,483
Accounting for fees, costs, premiums and discounts on loans	(2,430)
Other adjustments	(191)

Total pre-tax restatement adjustments	(25,471)
Income tax impact of restatement adjustments and re-evaluation of income taxes on previously reported amounts	8,387

Total retained earnings and legal surplus impact	$(17,084)

Net Income
(In thousands)

	As Previously
	Reported	As Restated	$ Change	% Change
2004	$178,878	$177,325	$(1,553)	(0.87)%
2003	$152,338	$119,894	$(32,444)	(21.30)%
2002	$107,956	$132,862	$24,906	23.07%
Earnings per Share – Diluted 2002 to 2004

	As Previously
	Reported	As Restated	Change
2004	$3.34	$3.30	($0.04)
2003	$2.98	$2.18	($0.80)
2002	$2.01	$2.63	$0.62

Exhibits of Restated Results For The Year Ended December 31, 2004
Regulatory Capital Ratios 2002 — 2004

	As Previously
	Reported	As Restated (1)	Change
December 31, 2004
Total Capital
First BanCorp	14.89%	12.83%	(2.06)%
FirstBank	12.28%	10.60%	(1.68)%
Tier 1 Capital
First BanCorp	13.57%	11.62%	(1.95)%
FirstBank	11.03%	9.44%	(1.59)%
Leverage Ratio
First BanCorp	9.25%	9.26%	0.01%
FirstBank	7.50%	7.51%	0.01%

	As Previously
	Reported	As Restated (1)	Change
December 31, 2003
Total Capital
First BanCorp	15.22%	13.78%	(1.44)%
FirstBank	13.49%	12.23%	(1.26)%
Tier 1 Capital
First BanCorp	13.65%	12.24%	(1.41)%
FirstBank	12.00%	10.78%	(1.22)%
Leverage Ratio
First BanCorp	8.35%	8.41%	0.06%
FirstBank	7.38%	7.44%	0.06%

	As Previously
	Reported	As Restated (1)	Change
December 31, 2002
Total Capital
First BanCorp	13.75%	13.55%	(0.20)%
FirstBank	12.50%	12.39%	(0.11)%
Tier 1 Capital
First BanCorp	11.90%	11.76%	(0.14)%
FirstBank	10.68%	10.63%	(0.05)%
Leverage Ratio
First BanCorp	7.35%	7.85%	0.50%
FirstBank	6.62%	7.12%	0.50%

(1)	Does not reflect reduction in secured commercial loans as a result of payments by counterparties in the mortgage-related transactions amounting to approximately $2.5 billion subsequent to December 31, 2004.

Exhibits of Restated Results For The Year Ended December 31, 2004
The effect of the recharacterization of the mortgage bulk purchases is as follows:
(In thousands)

	Year	As Reported	As Restated (1)	Change
Residential real estate loans, mainly secured by first mortgages	2004	$4,674,450	$1,312,747	$(3,361,703)
	2003	$2,867,160	$1,011,337	$(1,855,823)

Commercial Loans	2004	$3,207,110	$6,803,112	$3,596,002
	2003	$2,832,635	$4,697,342	$1,864,707

Securities Available for Sale	2004	$1,544,703	$1,320,970	$(223,733)
	2003	$1,219,138	$1,220,849	$1,711

(1)	Does not reflect reduction in secured commercial loans as a result of payments by counterparties in the mortgage-related transactions amounting to approximately $2.5 billion subsequent to December 31, 2004.

Exhibits of Restated Results For The Year Ended December 31, 2004
The composition of loans receivable for 2004 and 2003, as restated, is as follows:

	December 31, 2004	December 31, 2003
	As restated (1)	As restated (1)
	Dollars in Thousands
Residential real estate loans, mainly secured by first mortgages	$1,312,747	$1,011,337

Commercial loans:
Construction loans	398,453	328,175

Commercial mortgage loans	690,900	683,766

Commercial loans	1,871,851	1,623,964

Secured loans to local financial institutions collateralized by real estate mortgages	3,841,908	2,061,437

Commercial loans	6,803,112	4,697,342

Finance Leases	212,234	159,696

Consumer Loans	1,359,998	1,160,829

Loans Receivable	9,688,091	7,029,204

Allowance for Loan Losses	(141,036)	(126,378)

Loans Receivable, net	9,547,055	6,902,826

Loans held for sale	9,903	11,851

Total Loans	$9,556,958	$6,914,677

(1)	Does not reflect reduction in secured commercial loans as a result of payments by counterparties in the mortgage-related transactions amounting to approximately $2.5 billion subsequent to December 31, 2004.